UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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RESONANT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The press release attached as Exhibit 1 hereto may be provided to stockholders of Resonant Inc.

Exhibit 1

RESONANT COMMENTS ON NOMINATION OF DIRECTORS FROM PARK CITY CAPITAL LLC

GOLETA, CA — March 6, 2018 — Resonant Inc. (NASDAQ: RESN) (“Resonant” or the “Company”), a designer of filters for radio frequency, or RF, front-ends that specializes in delivering designs for difficult bands and complex requirements, today confirmed that it has received notice from Park City Capital, LLC (Park City) of its nomination of six individuals for election to Resonant’s Board of Directors at the Company’s 2018 Annual Meeting of Shareholders. Park City’s Founder and CEO, Michael Fox, is an existing Resonant director.

“We remain focused on building upon our eight straight quarters of execution and value-creating strategic initiatives, and we expect to continue to do so as we move through 2018,” said George Holmes, CEO of Resonant Inc. “The focus of our entire management team and board of directors is to consistently evaluate all options that will enhance shareholder value over the long-term, while not getting distracted by events outside of our core business.”

“First, we’d like to thank our shareholders for their continued support, which has allowed us to capitalize the company and enable significant developments in our tools, technology and team over the past two years. Ultimately, these developments have been critical to the acquisition of new customers, the added depth and breadth of designs licensed at these customers, the acquisition of critical technology through the purchase of GVR Trade, and the development of the RF Front End ecosystem—the first of its kind in the RF Filter industry—through Resonant’s Foundry Program.”

“Second, the company is in its best position ever. Resonant has over 10 complex devices qualified by customers, which already are being sampled to their OEM customers. Not only does this demonstrate our ability to convert ISN designs in a timely manner, but it shows that we have multiple shots on goal to achieve our royalty revenue milestones.”

Holmes, continued: “As previously announced, over 7.5 million mobile filters incorporating Resonant designs were shipped by our customers in 2017. On our earnings call last week, we announced that in January these customers shipped over 5.0 million mobile filters which incorporate our designs for royalty revenue, which further validates our ISN platform’s capabilities and our business model. We have also highlighted that we have new collaboration initiatives underway to bring our designs to market even faster, which we believe will drive new design engagements and help our customers achieve greater market share.  We anticipate that new teardowns of mobile devices both internally and through third parties will continue to validate the acceptance and success of our technology, while showcasing the value we bring to our customers.”

“Given all of these positive developments, it is unfortunate that Park City is launching a proxy contest at this time, as we view it as an expensive and disruptive process.  Furthermore, this proxy contest has the potential to distract Resonant’s experienced and capable board and management team. We believe the straightest path to success is continued focus on execution without distraction. It is through this focus that we will ultimately be in a position to deliver significant shareholder value.”

About Resonant Inc.

Resonant is creating software tools and IP & licensable blocks that enable the development of innovative filter designs and modules for the RF front-end, or RFFE, for the mobile device industry. The RFFE is the circuitry in a mobile device responsible for the radio frequency signal processing and is located between the device’s antenna and its digital baseband. Filters are a critical component of the RFFE that selects the desired radio frequency signals and rejects unwanted signals and noise.

To learn more about Resonant, there is a series of videos published on its website that explain Resonant’s technologies and market positioning:

•                 Infinite Synthesized Networks, ISN Explained

•                 What is an RF Filter?

•                 RF Filter Innovation

•                 Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

About Resonant’s ISN® Technology

Resonant can create designs for difficult bands and complex requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. The Company’s large suite of proprietary mathematical methods, software design tools and network synthesis techniques enable it to explore a much bigger set of possible solutions and quickly derive the better ones. These improved filters still use existing manufacturing methods (i.e. SAW) and can perform as well as those using higher cost methods (i.e. BAW). While most of the industry designs surface acoustic wave filters using a coupling-of-modes model, Resonant uses circuit models and physical models. Circuit models are computationally much faster, and physical models are highly accurate models based entirely on fundamental material properties and dimensions. Resonant’s method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant’s models are fundamental, integration with its foundry and fab customers is eased because its models speak the “fab language” of basic material properties and dimensions.

Additional Information and Where to Find It

Resonant, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement (the “2018 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Janet Cooper, Robert Hammond, George Holmes, Thomas Joseph, Richard Kornfeld, John Major and Jean Rankin, all of whom are members of the Company’s Board of Directors, and Jeff Killian, Chief Financial Officer, are participants in the Company’s solicitation. Other than Dr. Hammond and Mr. Holmes, who beneficially own approximately 2.5% and 1.4%, respectively, of the Company’s common stock, none of such participants owns in excess of 1.0% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement for the Annual Meeting and other relevant documents to be filed with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in Company’s definitive proxy statement for its 2017 Annual Meeting of Stockholders (the “2017 Proxy Statement”), which was filed with the SEC on April 13, 2017. To the extent that holdings of Company’s securities have changed since the amounts printed in the 2017 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing its definitive 2018 Proxy Statement with the SEC, the Company will mail the 2018 Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2018 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Company’s preliminary proxy statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (www.sec.gov). Copies of the Company’s definitive proxy statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Annual Meeting will also be available, free of charge, at the Company’s website (www.resonant.com) or by writing to Investor Relations, 110 Castilian Drive, Suite 100, Goleta, CA 93117.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the capabilities of our filter designs, the timing and amount of future design sales and related royalty streams, the sufficiency of our cash for planned operations, the acceleration of bringing designs to market, and future licensing potential. We have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission, as well as in our other filings with the Securities and Exchange Commission.

Except as required by applicable law or the listing rules of The NASDAQ Stock Market, LLC, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

Investor Contacts:

Resonant Inc.
George Holmes
Chief Executive Officer
1-415-895-2095

Strategic Governance Advisors	MZ North America
Mark Harnett	Greg Falesnik
Managing Director	Managing Director
1-212-328-6602	1-949-385-6449